EXHIBIT 10.60

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THIS SECURITY, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ADDRESSED AND SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

July 21, 2006

WARRANT TO PURCHASE SHARES OF COMMON STOCK

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EARTH BIOFUELS, INC.

For value received, EARTH BIOFUELS, INC., a Delaware corporation (the “Company”), pursuant to the 2006 Stock Option and Award Plan of the Company, hereby grants to LANCE A. BAKROW, or his registered successor or assigns (the “Holder”) the right to purchase from the Company shares of the Common Stock of the Company (the “Common Stock”), at the option of the Holder, upon surrender hereof at the principal office of the Company, with the subscription form attached hereto duly executed, and simultaneous payment therefor as hereinafter provided of the Warrant Exercise Price multiplied by the number of shares of Common Stock for which the Warrant is exercised. The number and Warrant Exercise Price of such shares of Common Stock are subject to adjustment as provided below.

This Warrant (the “Warrant”) is duly authorized and issued by the Company. In furtherance thereof, and in consideration of the premises, covenants, promises, representations and warranties hereinafter set forth, the Company hereby agrees as follows:

1.    Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending on May 31, 2011.

2.    Number of Shares and Warrant Exercise Price. The Holder shall be entitled to subscribe for and purchase from the Company 4,000,000 validly issued, fully paid and non assessable shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.001 per share, at a purchase price equal to the Warrant Exercise Price. The “Warrant Exercise Price” is $0.25 per share.  Contemporaneously with the issuance to Holder of this Warrant, Holder has paid to the Company the amount of $100,000, which amount shall not constitute a pre-payment of the Warrant Exercise Price.

3.    Exercise of Warrant.

3.1.          Duration and Exercise of Warrant. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time after the date hereof and prior to the expiration of the term of this Warrant, by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A duly executed, at the principal office of the Company (or such other office of the Company as it may designate by notice in writing to the Holder at the address of the Holder), upon payment (i) in cash, by check or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company, to the Holder, or (iii) by a combination of (i) and (ii), of the Warrant Exercise Price multiplied by the number of shares of Common Stock to be purchased. Any notice of exercise of this Warrant may, at the election of the Holder, be stated to be effective upon the future effectiveness of a registration statement with respect to the Warrant Shares.

3.2.          Net Issue Election (Cashless Exercise). The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by surrender of this Warrant or such portion to the Company with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A-B)
A

Where                                                            X =          the number of shares to be issued to the Holder pursuant to this Section 3.2.

Y =                              the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 3.2.

A =                            the fair market value of one share of Common Stock, as determined in accordance with the provisions of this Section 3.2.

B =                              the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 3.2.

For purposes of this Section 3.2, the “fair market value” per share of the Company’s Common Stock shall mean the last reported sale price of the Common Stock on the effective date of exercise of the net issue election, or if the last reported sale price information is not available for such day, the average of the mean of the closing bid and asked prices for such day.

3.3.          Delivery of Warrant; Fractional Shares

(a)           This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date (the “Exercise Date”). Not later than three business days after any Exercise Date, the Company will deliver or cause to be delivered to the Holder a certificate or certificates representing the Warrant Shares. The Company shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this paragraph electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If such certificate or certificates are not delivered to or as directed by the Holder by the third business day after a Exercise Date, The Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such exercise, in which event the Company shall immediately return this Warrant. Moreover, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the third business day after the Exercise Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, 1% per business day of the fair market value of the Warrant Shares (increasing to 2% per business day after ten business days after such damages begin to accrue) for each business day until such certificates are delivered. Such liquidated damages are intended solely to compensate the Holder for the delay in issuing such certificates and in no way shall be construed to relieve the Company of its obligation to issue and deliver such certificates or in lieu of any other remedies to compel delivery of such certificates. The Company’s obligations to issue and deliver the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Warrant Shares. In the event that the Holder shall elect exercise this Warrant in whole or in any part, the Company may not refuse exercise based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice, restraining and or enjoining exercise of all or part of this Warrant shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the fair market value of the Warrant Shares, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue Warrant Shares upon a properly noticed exercise.

Nothing herein shall limit the Holder’s right to other remedies for the Company’s failure to deliver Warrant Shares within the period specified herein, and the Holder shall have the right to pursue all remedies available to it at law or in equity including without limitation a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other provision hereof or under applicable law. In the alternative and at the Holder’s election, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the third business day after the Exercise date, and if after such third business day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (i) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such the Holder anticipated receiving from the exercise at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (ii) at the option of the Holder, either reissue this Warrant in amount equal to the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements hereunder.

(b)           No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares, the Company shall deliver to the Holder one whole share.

4.    Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5.    Rights of Stockholders. Until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have been issued, nothing contained herein shall be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive dividends or subscription rights or the like, except as may be otherwise provided herein or in the Note and Warrant Purchase Agreement.

6.    Divisibility of Warrant; Transfer of Warrant.

(a)           Subject to the provisions of this Section 6, this Warrant may be divided into no more than ten (10) warrants of one thousand (1,000) shares or multiples thereof, upon surrender at the principal office of the Company, without charge to any Warrantholder. Upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes). In addition, subject to the provisions of this Section 6, the Warrantholder shall also have the right to transfer this Warrant in its entirety to any person or entity; provided, however, that any such transfer is in compliance with any and all applicable securities laws and is exempt from registration.

(b)           The Company will maintain a register (the “Warrant Register”) containing the name and address of the Holder. The Holder may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(c)           The Warrant and the Common Stock shall not be transferable except upon the conditions specified in this Section 6, which conditions are intended to ensure compliance with the provisions of the Act. Each holder of this Warrant or Common Stock issuable hereunder will cause any proposed transferee of the Warrant and the Common Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 6.

(d)           Each certificate representing (i) this Warrant, (ii) the Common Stock and (iii) any other securities issued in respect to the Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 6 or unless such securities have been registered under the Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(e)           The Holder of this Warrant and each person to whom this Warrant is subsequently transferred represents and warrants to the Company (by acceptance of such transfer) that it will not transfer the Warrant (or Common Stock issuable upon exercise hereof) except (i) to an affiliate, (ii) pursuant to an effective registration statement under the Act, or (iii) upon the Company’s reasonable determination, upon advice of counsel to the Company, that no applicable securities laws would be violated as a result of such transfer. The Company may require an opinion of counsel acceptable to the Company to the effect that such transfer (whether by sale, encumbrance, assignment or otherwise) may be effected without registration under the Act.

7.    Registration Rights. Upon exercise of this Warrant for Common Stock, the Company shall take whatever action necessary such that the Holder shall be entitled to exercise, together with all other holders of registrable shares possessing registration rights under the Registration Rights Agreement between the parties of even date herewith the rights of registration granted under the Registration Rights Agreement to the holders of Common Stock, if any.

8.    Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the purchase rights conveyed by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all action as may be necessary or advisable to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed.

9.    Amendments. This Warrant may be amended only with the written consent of the Holder. No waiver of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term, condition or provision.

10.    Adjustments; Anti-Dilution. The number of Warrant Shares purchasable hereunder and the Warrant Exercise Price are subject to adjustment from time to time as follows:

(a)           Merger, Sale of Assets, Etc. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, and if, as a part of such reorganization, merger, consolidation, sale or transfer, provisions are made so that the holders of capital stock are thereafter entitled to receive shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer, the Company shall then ensure that the Holder also shall be entitled to shares of stock or other securities or property of the successor corporation resulting from such reorganization, consolidation, merger, sale or transfer as if this Warrant had been exercised in full immediately prior to such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 10. The obligations of this Section 10 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be jointly determined by the Company and the Holder. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b)           Reclassification, Etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, intends to change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the number of Warrant Shares purchasable hereunder shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

(c)           Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Company warrants that the number of Warrant Shares purchasable hereunder shall be proportionately adjusted.

(d)           Adjustments for Dividends in Stock or Other Securities or Property.

(i)            If while this Warrant, or any portion hereof, remains outstanding and unexpired, holders of Common Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, cash of the Company by way of dividend, then and in each case, the Warrant Exercise Price shall be reduced by adding the amount of cash of the Company which such holder would have received had it been the Holder of record of the security on the date such dividend was paid to the numerator used to calculate the Warrant Exercise Price as set forth in Section 2 of this Warrant;

(ii)           If while this Warrant, or any portion hereof, remains outstanding and unexpired, holders of Common Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the Holder of record of the security receivable upon exercise of this Warrant on the date thereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all appropriate adjustments provided by this Section 10.

(e)           Certificate as to Adjustments; No Impairment. Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Company shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and the facts upon which such adjustment or readjustment is based. At any time upon written request of the Holder, the Company shall furnish to the Holder a like certificate setting forth: (a) a description of all such adjustments and readjustments; (b) the Warrant Exercise Price at the time in effect; and (c) the number of shares which at the time would be received upon the exercise of the Warrant. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or advisable to protect the rights of the Holder against impairment.

11.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

(a)           Corporate Power and Authorization. The Company has all requisite corporate power and authority to issue this Warrant and to perform each of its obligations hereunder. All corporate action on the part of the Company, its directors and stockholders necessary or advisable for the authorization, execution, delivery and performance by the

Company of this Warrant has been taken. This Warrant is a valid and binding obligation of the Company, enforceable in accordance with its terms.

(b)           Offering. The offer, issuance and sale of the Warrant is, and the issuance of shares of Common Stock upon exercise of the Warrant will be, exempt from the registration requirements of the Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

(c)           Binding Effect. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the obligations of the Company relating to the shares of Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof. The Company will, at the time of exercise of this Warrant whether in whole or in part, acknowledge in writing its continuing obligation to the Holder hereof in respect of any rights (including, without limitation, any right to registration of the shares of Common Stock) to which the Holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the Company to make any such acknowledgement shall not affect the continuing obligation of the Company to the Holder hereof in respect of such rights.

12.    Miscellaneous.

(a)           Failure to Act and Waiver. No failure or delay by the Holder to require the performance of any term or terms of this Warrant or to exercise any right or remedy shall constitute a waiver of any such term or of any right, nor shall such delay or failure preclude the Holder from exercising any such right or remedy at any later time or times.

(b)           Consent to Jurisdiction. The Company hereby agrees and consents that any action, suit or proceeding arising out of this Warrant shall be brought exclusively in any appropriate state or federal court in the New York County, New York, at the sole election of the Holder hereof, and by the issuance and execution of this Warrant the Company irrevocably consents to the jurisdiction of each such court. Trial by jury in any action, proceeding or counterclaim with respect hereto is hereby waived.

(c)           Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW  YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first above written.

EARTH BIOFUELS, INC.

By:	/s/ DENNIS G. MCLAUGHLIN, III
Dennis G. McLaughlin, III
President

EXHIBIT A

NOTICE OF EXERCISE

To:          Earth Biofuels, Inc.

(A)          The undersigned hereby elects to purchase                    shares of the Common Stock of Earth Biofuels, Inc. (“Common Stock”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.
(B)           In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.
(C)           Please issue a certificate or certificates representing the purchased shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Name

(D)          Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

Date	Name

Signature

FORM OF NET ISSUE ELECTION

(To be signed only on net issue exercise of the Warrant)

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant with respect to                      shares of Common Stock of Earth Biofuels, Inc., pursuant to the net issuance provisions set forth in this Warrant, and requests that the certificates for the number of shares of Common Stock issuable pursuant this Warrant after application of the net issuance formula to such                     shares to be issued in the name of, and delivered to                              , Federal Taxpayer Identification Number                 , whose address is                                     .

Dated

(Address)